Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Callon Petroleum Company 2018 Omnibus Incentive Plan of our report dated March 2, 2016, with respect to the consolidated financial statements of Callon Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New Orleans, Louisiana
May 10, 2018